UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2019
Entranet, Inc
(Exact name of registrant as specified in its charter)
Florida	333-215446	32-0442200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 East Broward Blvd Suite 1700 Fort Lauderdale, FL 33301
(Address of principal executive offices)
Registrant’s telephone number, including area code		561.287.9101
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2019, Entranet, Inc. (the “Company”) received the resignations Nikolaos Stratigakis, from his positions as Chief Technology Officer and Director, and Alexandros Psychogios, from his position as a Director of the Company. Pursuant to that, and on January 14, 2020, the Board of Directors (the “Board”) for the Company formally accepted the above resignations.  A copy of this filing has been furnished to Mr. Stratigakis and Mr. Psychogios, who have provided no written correspondence in response to the filing. There are no disputes or disagreements between the resigning members of the board of directors and the Company.

On January 14, 2020, pursuant to Section 2.2 of the Bylaws of the Company, the Board voted to approve an increase in the number of Directors on the Board from four (4) to five (5). Finally, on January 14, 2020 the Board voted to appoint the following individuals, for the following positions:

Name	Board Position	Officer Position
Constantinos Zavos	Director	Vice President
Prodromos Nikolaidis	Director	Chief Operations Officer
Spyridon Iordanis	Director	Chief Technology Officer

Please see the following biographical information regarding the newly appointed individuals:

Constantinos A. Zavos, has extensive knowledge and experience investing in growth, emerging growth, and established operating companies. Moreover, he has invested in and developed real estate projects in Cyprus, Greece, Romania, and the United States, focusing largely on projects involving raw land. Mr. Zavos has also held directorship roles within various commercial entities including Furniture, Fixtures, and Equipment (commonly called “FF&E”) companies supplying hotels and restaurants, commercial and residential real estate companies, and home automation companies. He has also created a wholesale supply brokerage company in Cyprus named CAZ Estates Limited, which sells high-yielding tenanted property in the United States to investors around the world. CAZ Estates Limited has sold, through its network, over 450 properties in recent years. Additionally, Mr. Zavos created Optimus Alliance which markets its own projects globally.

Mr. Zavos is also the Chairman of DAZ Development LLC. The company currently owns and develops 126 town homes in the Disney area in Orlando, Florida. He is currently involved with other partners in various projects in Florida relating to the development and subsequent leasing of commercial land to quality tenants, and the development of a 77-acre commercial project close to Disneyworld which will include 400 residential units and multiple commercial units and hotels. Mr. Zavos holds an MBA degree from Webster University, a Master’s degree in Management and Business Administration from Westminster University and a Bachelor’s degree in Management and Business Administration from the University of Reading, in England. Mr. Zavos is also on the Board of Optimus Alliance Fund, a private EU fund investing in US properties and projects.

Prodromos Α. Nikolaidis, is an Electronic Engineer and a Business Development Consultant. In 2008, he founded Nimda Dynamics, a company that provides Consulting and Services with clients like municipalities, ports, hospitals, and other organizations from various industries. Since 2003, Mr. Nikolaidis has been the owner of NikolaidisTech, a family tech and trading business founded in 1979. Mr. Nikolaidis received his degree from Alexander Educational Institute of Thessaloniki, in Greece.

Mr. Nikolaidis is also Co-Founder of GoFreedly, which is a digital marketplace that connects the hosts of exceptional activities and owners of unusual homes with guests seeking unique travel experiences. He is also a Co-Founder of Mars FX- Forex Market, and In4Capital, located in the United Kingdom, which is a global hybrid platform for startups, companies, service providers and investors, where funding mergers and acquisitions deals are concluded directly between the parties. Mr. Nikolaidis is also a co-founder of HRS East Africa, located in Kenya, which is an audit and consulting firm, NovaCube, which handles trading and services, and EuroHub, located in Kenya, which offers consultation services on consortiums and financing instrumental in new business development and establishing linkages with international companies.

Spyridon Iordanis is a Mathematician with an MBA in General and Strategic Management. In 1985 Mr. Iordanis received 3 A-Levels in Mathematics, Physics, and Biology from East Sussex College Lewes. In 1986-1990 Mr. Iordanis received an Ophthalmic Optics (Hons) F.B.O.O. at City University of London. In 1990-1991 Mr. Iordanis attended Moorfields Eye Hospital: Iris Pathology. In 2001-2002 Mr. Iordanis received an MBA from City University of London in General and Strategic Management. In 2015, Mr. Iordanis earned a Post Graduate degree from Nanotechnology Distance Learning from the University of Oxford.

He is the Founder and CEO at STEAMЯAYS ® Ltd., which manufactures and distributes STEAMЯAYS ® ophthalmic frames and sunglasses, which actively and selectively filter the harmful blue light radiation emitted by digital device monitors and digital light sources. Mr. Iordanis is also the Chief Technology Officer and Co-Owner at Sanol® Technologies Corporation. SANOL® is a technology-oriented company, which manufactures and globally distributes Sanol® Blue Light Guard™ ophthalmic lenses. Previously, he was the Co-Owner and managing Director at Green Games Ltd, a casual games and mobile games studio.

Mr. Iordanis was also the Co-Founder, Vice President, and Chief Financial Officer at Aventurine SA, the leading game technology and game developer in Greece with sales in over 190 countries. He is an inventor and patent holder of Stimulus Activated Nanotechnology Ophthalmic Lenses which selectively and actively filters LED artificial blue light radiation and enhances the contrast between the digital monitor and the surrounding environment.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

           i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, brokeror dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

           ii)           Engaging in any type of business practice; or

           iii)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

           i)           Any Federal or State securities or commodities law or regulation; or

           ii)           Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

           iii)           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entranet Inc.
(Registrant)
Date:	January 17, 2020
		By:	/s/Eleftherios Papageorgiou
		Name:	Eleftherios Papageorgiou
		Title:	Chief Executive Officer